AMENDMENT TO

                              EMPLOYMENT AGREEMENT

         WHEREAS, SEAGULL ENERGY CORPORATION ("Company") and JAMES T.
HACKETT ("Executive") have heretofore entered into an Employment Agreement (the "Agreement"), which was effective as of September 16, 1998; and

         WHEREAS, Company and Executive desire to amend the Agreement in certain respects, contingent on, and effective upon, the consummation of the transactions (the "Merger") contemplated by the Agreement and Plan of Merger between Company and Ocean Energy, Inc. dated as of November 24, 1998, as the same may be amended from time to time (the "Merger Agreement");

         NOW, THEREFORE, Company and Executive agree that the Agreement shall be amended as follows, effective as of the Merger Effective Time (which shall have the same meaning as the term "Effective Time" in the Merger Agreement):

         1. The second sentence of paragraph 1.2 of the Agreement shall be deleted; provided, however, that if Executive is not elected as Chairman of the Board of Directors of Company (or a successor to Company or any publicly-traded parent (as such term is hereinafter defined) of Company or any successor of Company) prior to the date that is eighteen months after the Merger Effective Time, the failure to elect Executive to such position or the failure to reelect Executive to such position or the removal of Executive from such position shall be deemed to constitute a failure described in paragraph 2.3(i)(C) of the Agreement and an Involuntary Termination (as such term is defined in the Severance Agreement dated August 25, 1998 between Company and Executive). The term "parent" shall mean any corporation, partnership, limited liability company or other entity that owns shares of the capital stock of Company with at least a majority of the voting power of Company's outstanding shares of capital stock.

         2. A new paragraph 3.10 shall be added to Article III of the Agreement:

                  "3.10 Effect of Merger. Notwithstanding any provision in this Agreement to the contrary, the consummation of the transactions (the "Merger") contemplated by the Agreement and Plan of Merger between Company and Ocean Energy, Inc. dated as of November 24, 1998, as the same may be amended from time to time (the "Merger Agreement"), shall be deemed to be a "change of control" with respect to Executive for all purposes under this Agreement, the Severance Agreement, the 1995 Plan and the 1998 Plan."

         3. Paragraph 5.2 of the Agreement shall be deleted and the following shall be substituted therefor:

                  "5.2 Noncompetition. Executive shall not, directly or indirectly for Executive or for others, in any geographic area or market where Company or any of

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         its  affiliates are conducting any business or have during the previous twelve months conducted such business:

                           (i) engage in any business competitive with the business conducted by Company; or

                           (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Company with respect to such competitive business.

         These noncompetition obligations shall apply (A) during the period that Executive is employed by Company, (B) during any period after Executive's termination of employment by Company for a reason encompassed by paragraph 2.2(ii) when Company is providing Executive with Termination Benefits pursuant to Article 7, and (C) if Executive terminates his employment with Company for a reason encompassed by paragraph 2.3(ii) prior to the earlier of (1) the second anniversary of the Effective Date or (2) the date that is eighteen months after the Merger Effective Time, during the two-year period commencing on the date of Executive's termination of employment."

         4. As amended hereby, the Agreement is specifically ratified and reaffirmed. If the Merger Agreement is terminated without the consummation of the transactions contemplated thereby, this Amendment shall be null and void and of no effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 24th day of November, 1998 to be effective as of the Merger Effective Time.

                                    SEAGULL ENERGY CORPORATION

                                    By:____________________________________
                                       Name:  William L. Transier
                                       Title: Executive Vice President and

                             Chief Financial Officer

                                                                       "COMPANY"

                                    -------------------------------------------
                                    James T. Hackett

                                                                     "EXECUTIVE"

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